UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549

                                    FORM  8-K

                                 CURRENT  REPORT
                Pursuant  to  Section  13  or  15(d)  of  the  Securities
                       Exchange  Act  of  1934  DATE  OF  REPORT

               (DATE  OF  EARLIEST  EVENT  REPORTED):  August  24,  2004


                         COMMISSION  FILE  NUMBER  333-34308

                           Payment Data Systems, Inc.
    -----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Nevada                                     98-0190072
-------------------------------             ---------------------------
(State  or  other  jurisdiction  of            (I.R.S.  Employer
 incorporation  or  organization)               identification  No.)


                             12500  San  Pedro,  Suite  120
                               San  Antonio,  TX  78216
               ---------------------------------------------------
                     (Address  of  principal  executive  office)
                                   (Zip  Code)

                                    (210)  249-4100
              ----------------------------------------------------
              (Registrant's  telephone  number,  including  area  code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 24, 2004, we entered into a Promissory Note with Dutchess Private Equities Fund, II, LP. Pursuant to terms of the Promissory Note, we promised to pay Dutchess $284,000 with a maturity date of December 24, 2004. We shall issue 75,000 shares of restricted common stock to Dutchess as an incentive for the investment. We agreed to register the Common Stock issued pursuant to the Promissory Note on the next registration statement we file.

Payments on the Promissory Note are to be made from the Equity Line of Credit that we previously entered into with Dutchess. We will make payments to Dutchess of the lesser of $71,000 or 50% of each put, until the face amount of the promissory note is paid in full. The first payment is due at the closing of the first put 30 days after the issuance of the Promissory Note and all subsequent payments will be made at the closing of every put to Dutchess.

Dutchess has the right to elect to lower the amount of a payment if so requested by us. In the event of this election, the next payment under the Note will be increased by the greater of 1) the percentage difference between the next payment and the lowered payment amount or 2) the actual dollar amount difference between the next payment and the lowered payment amount.

We will issue as collateral twenty-five Put Notices to Dutchess for the full amount applicable under the terms of the Investment Agreement and shall do so at the maximum frequency allowed under the Investment Agreement, until such time as the Note is paid in full.

In the event that on the Maturity Date, we have any remaining amounts unpaid on this Note, Dutchess can exercise its right to increase the residual amount by 2.5% per month paid as liquated damages.

In the event that we default, Dutchess has the right, but not the obligation, to
1) switch the residual amount to a three-year, 10% interest bearing convertible debenture at a conversion rate at the lesser of (i) 75% of the average of the lowest closing bid price during the fifteen trading immediately preceding the convertible maturity date or (ii) 100% of the average of the lowest bid price for the twenty trading days immediately preceding the convertible maturity date. If Dutchess chooses to convert the residual amount to a convertible debenture, we shall have twenty business days after notice of the same to file a registration statement covering an amount of shares equal to 300% of the residual amount. In the event we do not file such registration statement within twenty business days of Dutchess' request, or such registration statement is not declared by the Commission to be effective under the Securities Act within the time period described above, the residual amount shall increase by $1,000 per day.

Item  9.01  Financial  Statements  and  Exhibits.

Exhibit  Description
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10.1 Promissory  Note between the Registrant and Dutchess Private Equities Fund,
     II,  LP,  dated  August  24,  2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Payment Data Systems,  Inc.

By:  /s/  Michael  R.  Long

---------------------------
Michael  R.  Long,  Chief  Executive  Officer  and
Chief  Financial  Officer

Dated:  September  2,  2004